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                                                                    Exhibit 5(b)
                      [BankAmerica Corporation Letterhead]

                                           BankAmerica Corporation
                                           Box 37000
                                           San Francisco, CA  94137

December 4, 1996

                                           James N. Roethe
                                           Executive Vice President
                                           and General Counsel
                                           Legal Department North #3017
                                           (415) 622-2845
                                           Fax: (415) 953-0944

Board of Directors
BankAmerica Corporation
Bank of America Center
San Francisco, CA  94104

Ladies and Gentlemen:

         I am Executive Vice President and General Counsel of BankAmerica Corporation (the "Corporation"). At your request, I have examined or caused to be examined the registration statement on Form S-3 (Registration No. 333-15559), as amended by Pre-Effective Amendment No. 1, being filed with the Securities and Exchange Commission (as so amended, the "Registration Statement") in connection with the registration under the Securities Act of 1933 of debt securities, which may be either senior (the "Senior Securities") or subordinated (the "Subordinated Securities" and, together with the Senior Securities, the "Debt Securities").

         This opinion does not address the Junior Subordinated Deferrable Interest Debentures, Preferred Securities and Guarantees which are also covered by the Registration Statement and are addressed in opinions issued by Orrick, Herrington & Sutcliffe LLP and Richards, Layton & Finger.

         The Debt Securities will be sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements"). The Senior Securities will be issued under an Indenture dated as of November 1, 1991 as amended by a First Supplemental Indenture (the "Supplemental Indenture") dated as of August 1, 1994 (the "Senior Indenture"), each between the Corporation and First Trust of California, National Association, as Successor Trustee. The Subordinated Securities will be issued under an Indenture
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Board of Directors
BankAmerica Corporation
December 4, 1996
Page 2

dated as of November 1, 1991, as amended by a First Supplemental Indenture dated as of September 8, 1992 (the "Subordinated Indenture"), each between the Corporation and Chemical Trust Company of California. The forms of the Senior Indenture and the Subordinated Indenture are exhibits to the Registration Statement.

         The opinion expressed below, relating to whether the Debt Securities will be legal, valid and binding obligations of the Corporation, is qualified as to:

         (a) limitations imposed by applicable bankruptcy, insolvency, reorganization, liquidation, receivership, conservatorship, readjustment of debt, arrangement, moratorium or other laws now or hereafter relating to or affecting the rights of creditors generally;

         (b) limitations imposed by general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether considered in a proceeding in equity or at law; and

         (c) the effect of applicable court decisions holding that provisions of agreements are unenforceable where the breach thereof imposes restrictions or burdens on a debtor and it cannot be demonstrated that the enforcement thereof is necessary for the protection of the creditor; and the effect of applicable statutes or court decisions limiting in certain circumstances enforcement of provisions imposing penalties, forfeitures, late payment charges or increases in interest rates upon delinquency in payment or default; and the enforceability of any choice of forum which may be included in the Debt Securities, which may be subject to limitation by certain procedural rules of and statutes applicable to the Federal courts.

         I have examined, or caused to be examined, instruments, documents and records which I have deemed relevant and necessary for the basis of my opinion hereinafter expressed. Based on such examination, I am of the opinion that, when appropriate corporate action has been taken to authorize the issuance of any Debt Securities, officers' certificates have been duly executed and delivered in accordance with the applicable Indenture, and such Debt Securities have been duly completed, executed, authenticated, sold and delivered in the applicable form filed as an exhibit to the Registration
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Board of Directors
BankAmerica Corporation
December 4, 1996
Page 3

Statement, in accordance with the applicable Indenture and in the manner described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, such Debt Securities will be legal, valid and binding obligations of the Corporation, entitled to the benefits of the applicable Indenture.

         I consent to the use of this opinion as an exhibit to the Registration Statement and of my name under the caption "Legal Matters" in the Registration Statement and in the Prospectus.

                                            Sincerely yours,

                                            /s/ James N. Roethe

                                            James N. Roethe
                                            Executive Vice President and
                                             General Counsel